Exhibit 99.5

Email to Healthcare Providers

To: TBD
From: TBD

Subject: Today’s News Regarding KalVista Pharmaceuticals

Dear [Greeting/Colleagues, Collaborators and Friends],

For nearly a decade, our partnership with you has been central to KalVista’s mission to advance treatment options for people living with HAE. Through these collective efforts, including KONFIDENT, the largest trial ever conducted in HAE, we successfully achieved regulatory approvals for the first and only oral on-demand treatment for HAE, EKTERLY. This progress would not have been possible without your guidance and unwavering support.

Today, we are pleased to announce the next chapter in this journey. KalVista has entered into an agreement to be acquired by Chiesi Group (“Chiesi”). We believe Chiesi’s robust global infrastructure and shared commitment to rare diseases will be instrumental in expanding the reach of EKTERLY.

Upon close of the transaction, which we expect to occur in the third quarter of 2026, KalVista will become part of Chiesi. Until then, it is business as usual and KalVista and Chiesi remain separate, independent companies.

Importantly, our work continues uninterrupted. EKTERLY supply, distribution and patient support services remain unchanged, and patients will continue to have access as they do today. We will also be communicating directly with patients to provide similar reassurance. Our ongoing research, including KONFIDENT-KID, remains a top priority, and we remain fully committed to our close collaboration with investigators and the broader HAE community throughout this transition. Your expertise remains essential as we continue to advance care for people living with HAE.

We will keep you updated as we move forward, and welcome any questions you may have in the interim.

Thank you for your ongoing partnership.

[Your Name / The KalVista Team]

Additional Information and Where to Find It

The tender offer (the “Offer”) for the outstanding shares of common stock (the “Shares”) of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the Offer materials that the Company, Chiesi Farmaceutici S.p.A., an Italian società per azioni (“Parent”) and Skyline Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), will file with the U.S. Securities and Exchange Commission (the “SEC”). A solicitation and offer to buy outstanding Shares of the Company will only be made pursuant to the Offer materials that Parent and Purchaser intend to file with the SEC. At the time the Offer is commenced, Parent and Purchaser will file Offer materials on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER. Free copies of these materials and certain other offering documents will be made available by the Company under the “Investors & News” section of the Company’s website at https://www.kalvista.com/ or by directing requests for such materials to the information agent for the Offer, which will be named in the tender offer materials. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference into, this communication. The Offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents), as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will also be made available for free on the SEC’s website at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements, or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward Looking Statements

This communication contains forward-looking statements related to the Company, Parent, the Offer, the merger of Purchaser with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), the Agreement and Plan of Merger, dated April 29, 2026, by and among Parent, Purchaser, the Company and KalVista Pharmaceuticals Limited, a private limited company organized under the laws of England and Wales (the “Merger Agreement”), and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) that involve substantial risks and uncertainties.  Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “target,” “seek,” “believe,” “project,” “estimate,” “expect,” “position,” “strategy,” “future,” “likely,” “may,” “should,” “will” or the negative of these terms or similar references to future periods, although not all forward-looking statements contain these words. In this communication, forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the Transactions; filings and approvals relating to the Transactions, statements regarding the expected timetable for completing the Transactions; statements regarding plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company and Parent; and post-closing operations and the outlook for the parties’ businesses, including, without limitation, the ability to commercialize current and future product candidates (including further commercialization of EKTERLY®). Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict, and could cause actual events or results to differ materially from those currently indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer and the possibility that the acquisition does not close; the possibility that competing offers will be made; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the effects of the Transactions on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of U.S. Food and Drug Administration approvals or actions, if any; the impact of competitive products and pricing; the risk that, if the Transactions are consummated, the businesses will not be integrated successfully and that Parent may not realize the potential benefits of the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; the success of the Company’s efforts to commercialize EKTERLY, including revenues from sales of EKTERLY; the Company’s ability to successfully obtain additional foreign regulatory approvals for sebetralstat; the Company’s expectations about the safety and efficacy of sebetralstat and the Company’s other product candidates; the timing of clinical trials and their results, the Company’s ability to commence clinical studies or complete ongoing clinical studies, including the Company’s KONFIDENT-S and KONFIDENT-KID trials, and the ability of EKTERLY to treat HAE; the timing of regulatory filings and product launches; the Company’s plans for international expansion; expectations regarding market adoption and utilization trends; and the Company’s ability to establish and maintain strategic partnerships.

Further information on potential risk factors that could affect the Company’s business and financial results are detailed in the Company’s filings with the SEC, including in the Company’s transition report on Form 10-KT for the transition period from May 1, 2025 to December 31, 2025, the Company’s quarterly reports on Form 10-Q, current reports on Form 8-K, as well as the Schedule 14D-9 to be filed by the Company and the Schedule TO and related tender offer documents to be filed by Parent and Purchaser. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company and Parent, and the Company and Parent disclaim any obligation to update the information contained in this communication as new information becomes available.